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                                                                   EXHIBIT 10.12


                             ASPEN TECHNOLOGY, INC.

                             1995 STOCK OPTION PLAN



     1. DEFINITIONS. As used in this 1995 Stock Option Plan of Aspen Technology, Inc., the following terms shall have the following meanings:

          1.1 CHANGE IN CORPORATE CONTROL means the date on which any individual, corporation, partnership or other person or entity (together with its "Affiliates" and "Associates," as defined in Rule 12b-2 under the Securities Exchange Act of 1934) "beneficially owns" (as defined in
     Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20% or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company.

          1.2    CODE means the Internal Revenue Code of 1986, as amended.

          1.3 COMMITTEE means the Compensation Committee of the Company's Board of Directors.

          1.4    COMPANY means Aspen Technology, Inc.

          1.5 GRANT DATE means the date on which an Option is granted, as specified in Section 7.

          1.6 INCENTIVE OPTION means an option which qualifies for tax treatment under Section 422 of the Code.

          1.7    MAJOR SHAREHOLDER means a person who, within the meaning of
     Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a related Corporation.

          1.8 MARKET VALUE means the value of a share of Stock of the Company on any date as determined by the Committee.

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          1.9    OPTION means an option to purchase shares of the Stock granted under the Plan.

          1.10 OPTION AGREEMENT means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

          1.11 OPTION PRICE means the price paid by an Optionee for an Option under this Plan.

          1.12 OPTION SHARE means any share of Stock of the Company transferred to an Optionee upon exercise of an Option pursuant to this Plan.

          1.13 OPTIONEE means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

          1.14   PLAN means this 1995 Stock Option Plan of the Company.

          1.15 RELATED CORPORATION means a Parent Corporation or a Subsidiary Corporation, each as defined in Section 424 of the Code.

          1.16   STOCK means common stock, $.10 par value, of the Company.

          1.17 STOCK PURCHASE AGREEMENT means an agreement between the Company and the Optionee or other person exercising an Option, as contemplated by
     Section 14.

     2. PURPOSE. This 1995 Stock Option Plan is intended to encourage ownership of the Stock by key employees and key advisors of the Company and its Related Corporations and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all the Options must be Incentive Options.

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     3.   TERM OF THE PLAN. Options under the Plan may be granted not later than November 30, 2005.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 16 of the Plan, the number of shares of the Stock attributable to the exercise of Options granted under the Plan plus the number of shares then issuable upon exercise of outstanding options granted under the Plan shall at no time exceed 1,600,000 increased automatically at each of July 1, 1996, July 1, 1997, July 1, 1998, July 1, 1999 and July 1, 2000 by an amount equal to 5% of the Stock outstanding on the preceding June 30. Unless and until the Plan is amended, however, at no time may the number of shares purchasable under Options which are Incentive Options exceed 6,000,000 shares. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

     5. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company: (a) the key employee or key advisor to receive the Option; (b) the time of granting the Option; (c) the number of shares subject thereto; (d) the Option Price; (e) the Option period; and (f) if the Optionee is an employee, whether the Option is an Incentive Option. In making such determinations, the Committee may take into account the nature of the services rendered by the key employees and key advisors, their present and potential contributions to the success of the Company and its Related Corporations, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 5 shall be conclusive.

     6. ELIGIBILITY. An Option may be granted only to a key employee or key advisor of one or more of the Company and its Related Corporations. A

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director of one or more of the Company and its Related Corporations who is not also an employee of one or more of the Company and its Related Corporations shall not be eligible to receive an Option. A Major Shareholder shall be eligible to receive an Incentive Option only if the Option Price is at least 110% of the Market Value on the Grant Date and only if the Incentive Option expires, to the extent not theretofore exercised, on the fifth anniversary of the Grant Date.

     7. TIME OF GRANTING OPTIONS. The granting of an Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

     8. OPTION PRICE. The Option Price under each Incentive Option shall be not less than 100% of the Market Value of the Stock on the Grant Date except that the Option Price under an Incentive Option granted to a Major Shareholder must be not less than 110% of the Market Value.

     9. OPTION PERIOD. No Option may be exercised later than the tenth anniversary of the Grant Date or, for an Incentive Option granted to a Major Shareholder, the fifth anniversary of the Grant Date. Unless the Committee otherwise determines, all Options granted hereunder shall permit the Optionee to purchase, cumulatively, one-sixteenth of the Option Shares at the end of each calendar quarter beginning on or after the Grant Date. Upon a Change in Corporate Control, each outstanding Option shall immediately become fully exercisable.

     10. MAXIMUM SIZE OF OPTION. No person shall be granted Options to purchase more than 1,000,000 shares of Stock. To the extent that the aggregate Market Value of Stock for which one or more Incentive Options become exercisable by an Optionee for the first time in any calendar year exceeds $100,000, the most recent Option shall be treated as a nonstatutory option, and not an Incentive Option. For purposes of this Section 10, all Options granted to an Optionee by the Company shall be considered in the order in which they were granted, and the Fair Market Value shall be determined as of the Grant Dates.

     11. EXERCISE OF OPTION. An Option may be exercised only by giving written notice, in the manner provided in Section 20 hereof, specifying the number of shares as to which the Option is being exercised, accompanied by (a) full payment for such shares in the form of (X) a check or bank draft payable to

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the order of the Company, (Y) certificates representing shares of the Stock with a current Market Value equal to the Option Price of the shares to be purchased, or (Z) irrevocable instructions to a brokerage firm to sell a sufficient number of the Option Shares to generate the full exercise price plus all applicable withholding taxes and to pay over to the Company such proceeds of sale, and (b) such additional amount in one or more of the foregoing forms as the Company may reasonably require to permit the Company to comply with applicable withholding tax requirements. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. The Company shall thereafter deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased by the Optionee. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company's expense.

     12. NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD. The Company may require that the person exercising an Incentive Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of shares purchased upon exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

     13. TRANSFERABILITY OF OPTIONS. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

     14. STOCK PURCHASE AGREEMENT. Each Optionee exercising an option, at the request of the Company, will be required to sign a Stock Purchase Agreement representing in form satisfactory to counsel for the Company that he

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or she will not transfer, sell or otherwise dispose of the Option Shares at any time purchased by him or her, upon the exercise of any portion of the Option, in a manner which would violate the Securities Act of 1933, as amended, and the regulations of the Securities and Exchange Commission thereunder; and the Company may, at its discretion, make a notation on any certificates issued upon exercise of options to the effect that such certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate such Act and such regulations, and may issue "stop transfer" instructions to its transfer agent, if any, and make a "stop transfer" notation on its books as appropriate. Such Stock Purchase Agreement shall include such other provisions as the Company may determine are appropriate.

     15. TERMINATION OF ASSOCIATION. Unless otherwise provided by the Committee for any Option, in the event that the Optionee's employment or other association is terminated for any reason (other than death) or the Optionee's employer or advised entity is no longer the Company or a Related Corporation, the Option, to the extent exercisable at termination, may be exercised by the Optionee at any time within 30 days after termination unless terminated earlier by its terms. If termination results from the death of the Optionee, the Option, to the extent exercisable at the date of death, may be exercised by the person to whom the Option is transferred by will or the applicable laws of descent and distribution at any time within 12 months after the date of death, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's re-employment rights are guaranteed by statute or by contract.

     16. ADJUSTMENT OF NUMBER OF SHARES. Each Option Agreement shall provide that, in the event of any capital adjustments including stock splits, stock contractions, stock dividends, reclassifications, exchanges and substitutions, occurring after the Grant Date of the Option and prior to the exercise in full of the Option, the number of shares for which the Option may be exercised and the price per share shall be proportionately adjusted. In the event of any such change in the outstanding Stock, the number of shares of the Stock available for the purpose of the Plan, as stated in Section 4 hereof, the number that may be Incentive Options, also as stated in Section 4 hereof, and the maximum shares for any one person, as stated in Section 10 hereof, shall be correspondingly adjusted. Each Option Agreement shall further provide that, in the event of any

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reclassification or change of outstanding shares of the Stock or a consolidation merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Option may be exercised for shares of stock or other securities equivalent in kind and value to the shares of Stock the Optionee would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the date of exercise.

     17. STOCK RESERVED. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

     18. LIMITATION OF RIGHTS IN THE OPTION SHARES. An Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee.

     19. TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors of the Company may at any time terminate the Plan or make such amendment to the Plan as it shall deem advisable, provided that, except as provided in Section 16, it may not, without the approval by the holders of a majority of the Stock, change the classes of persons eligible to receive Options, increase the maximum number of shares available for option under the Plan or extend the period during which Options may be granted or exercised. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option. The Company may also, in its discretion, permit any option to be exercised prior to the date on which it vests.

     20. NOTICES. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Chief Financial Officer at Ten Canal Park, Cambridge, MA 02141 and, if to the Optionee, to the address as the Optionee shall last have furnished to the Company.